SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2005

STAPLES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 13, 2005, Staples, Inc. (“Staples”) held its Annual Meeting of Stockholders, where Staples’ stockholders approved the Amended and Restated 2004 Stock Incentive Plan (the “Restated Plan”). The Restated Plan had been approved by the Board of Directors on April 27, 2005, subject to stockholder approval.  The Restated Plan provides for, among other things, an increase in the total number of shares of Staples common stock authorized for issuance under the Restated Plan by 27,830,000 shares, from 34,500,000 shares to 62,330,000 shares (after giving effect to the three-for-two stock split effected in the form of a stock dividend distributed on April 15, 2005).  The Restated Plan permits the issuance of additional shares from the Amended and Restated 1992 Equity Incentive Plan as they become available for issuance pursuant to the terms of the Restated Plan.

The full text of the Restated Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. The following summary is qualified in its entirety by, and should be read in conjunction with, such exhibit.

Subject to the limitations contained therein, the Restated Plan provides for the grant of non-statutory stock options, restricted stock (including performance accelerated restricted stock awards and performance share awards), restricted stock units, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Code and other stock-based awards.  Our associates, officers, directors, consultants, advisors and other service providers are eligible to be granted awards under the Restated Plan.  No award may be made under the Restated Plan after June 13, 2015, but awards previously granted may extend beyond that date.

The forms of agreement used for awards under Staples’ 2004 Stock Incentive Plan will continue to be used for awards under the Restated Plan.  Certain of these forms were previously filed as exhibits 10.2 through 10.6 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2004.

Item 8.01. Other Events

On June 13, 2005, Staples held its Annual Meeting of Stockholders. The following actions were taken:

1.  The stockholders elected Brenda C. Barnes, Mary Elizabeth Burton, Richard J. Currie and Rowland T. Moriarty as Class 2 Directors for a three-year term expiring at the 2008 Annual Meeting of Stockholders as follows:

Director	Votes For	Votes Withheld

Brenda C. Barnes	618,408,853	33,349,737

Mary Elizabeth Burton	627,406,387	24,352,203

Richard J. Currie	620,541,967	31,216,623

Rowland T. Moriarty	631,481,991	20,276,599

2.  The stockholders voted to approve Staples’ Amended and Restated 2004 Stock Incentive Plan increasing the total number of shares of common stock authorized for issuance under the plan by a vote of 449,992,211 shares of common stock for, 124,316,637 shares of common stock against and 3,266,854 shares of common stock abstaining. There were 74,182,888 broker non-votes on this matter.

3.  The stockholders ratified the selection of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year by a vote of 626,083,484 shares of common stock for, 20,179,782 shares of common stock against and 5,495,324 shares of common stock abstaining.

4.  The shareholder proposal on redeem or vote poison pill was defeated by a vote of 111,074,047 shares of common stock for, 462,362,269 shares of common stock against and 4,139,386 shares of common stock abstaining. There were 74,182,888 broker non-votes on this matter.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2005	Staples, Inc.

	By:	/s/ Mark A. Weiss
Mark A. Weiss Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated 2004 Stock Incentive Plan